UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Paramount Global

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2024, Paramount Global (“Paramount”) entered into an amendment no. 4 (the “Amendment”) among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the amended and restated credit agreement, dated as of January 23, 2020 ( the “Credit Agreement”), among Paramount, the subsidiaries of Paramount designated as borrowers from time to time thereunder, the lenders named therein (the “Lenders”), the Administrative Agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners, LLC and Royal Bank of Canada, as documentation agents. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The amendments to the Credit Agreement provided for in the Amendment will only become operative upon the consummation of the transactions contemplated by the Transaction Agreement, dated as of July 7, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), among Paramount, Skydance Media, LLC, New Pluto Global, Inc., a wholly-owned, direct subsidiary of Paramount (“New Paramount”), Pluto Merger Sub, Inc., Pluto Merger Sub II, Inc., Sparrow Merger Sub, LLC, and the Upstream Blocker Holders (as defined in the Transaction Agreement) signatory thereto. Upon completion of the transactions contemplated by the Transaction Agreement (such transactions, collectively, the “Transactions”), Paramount will become a wholly-owned subsidiary of New Paramount.

By executing the Amendment, each Lender party thereto, which collectively constituted the Required Lenders under the Credit Agreement as of August 1, 2024, acknowledged and agreed that the transactions contemplated by the Transaction Agreement and the Transactions are deemed permitted under the Credit Agreement.

Upon consummation of the Transactions, and subject to satisfaction or waiver of certain conditions subsequent specified in the Amendment, the Amendment will automatically amend the Credit Agreement to, among other things:

(a)	revise the provisions and related definitions regarding a Change of Control to reflect the ownership structure of Paramount and New Paramount after giving effect to the Transactions;

(b)	include New Paramount as an additional borrower and parent guarantor under the Credit Agreement; and

(c)

increase the cap on the amount of unrestricted cash and cash equivalents that can be netted against Consolidated Indebtedness, for purposes of the calculation of the Consolidated Total Leverage Ratio, from $1.5 billion to $3.0 billion.

The Credit Agreement, which was filed as Exhibit 10.1 to Paramount’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on January 23, 2020, as amended by amendment no. 1, dated as of December 9, 2021, amendment no. 2, dated as of February 14, 2022, and amendment no. 3, dated as of March 3, 2023, to the Credit Agreement, which were filed by Paramount with the SEC as Exhibit 10.1 to its Current Report on Form 8-K on December 14, 2021, Exhibit 10(hh) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Exhibit 10.1 to its Current Report on Form 8-K on March 9, 2023, respectively, is incorporated by reference herein. The Transaction Agreement, which was filed with the SEC as Exhibit 2.1 to Paramount’s Current Report on Form 8-K on July 11, 2024, is incorporated by reference herein.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Some of the financial institutions party to the Amendment and the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking, corporate trust and other financial advisory services in the ordinary course of business for Paramount and its subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Amendment No. 4 to the Credit Agreement, dated as of August 1, 2024, among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit have been omitted because such portions are both not material and is the type the Registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
Name:	Caryn K. Groce
Title:	Executive Vice President, Acting General Counsel and Secretary

Date: August 7, 2024